Exhibit 10.1

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of April 29, 2014 by and between ePlus inc., a Delaware corporation (the “Company”), and Stifel, Nicolaus & Company, Incorporated and William Blair & Company, L.L.C., as representatives (the “Representatives”) of the several underwriters identified on Schedule I (the “Underwriters”) to the Underwriting Agreement (as defined below).

Background

A.
Pursuant to an underwriting agreement expected to be entered into on or about April 29, 2014 (the “Underwriting Agreement”) among the Company, certain selling stockholders identified therein (the “Selling Stockholders”) and the Representatives, on behalf of the Underwriters, the Underwriters will agree to purchase a certain number of shares (the “Underwritten Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), from the Selling Stockholders;

B.
The Underwriters have agreed to sell an aggregate of 400,000 Underwritten Shares (subject to adjustment or reduction as set forth herein, the “Repurchase Shares”) to the Company, and the Company has agreed to purchase the Repurchase Shares from the Underwriters, at the price and upon the terms and conditions set forth in this Agreement (the “Repurchase”);

C.	The Selling Stockholders, the Company and the Underwriters intend to commence an underwritten public offering (the “Public Offering”) of the Underwritten Shares;

D.
The board of directors of the Company (the “Board”) formed a special committee of the Board (the “Special Committee”) comprised solely of independent directors to determine whether or not to authorize and approve the terms of the Repurchase; and

E.	The Special Committee has authorized and approved the Repurchase.

THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

Agreement

1.           Repurchase.

(a)    Subject to the satisfaction of the conditions and to the terms set forth in paragraph 1(b) below, the Company hereby agrees to purchase from each Underwriter, and each Underwriter, severally and not jointly, hereby agrees to sell to the Company, at a per share purchase price for each Repurchase Share equal to the per share price at which the Underwriters purchase the Underwritten Shares from the Selling Stockholders in the Public Offering (the “Per Share Purchase Price”), the number of Repurchase Shares (to be adjusted by the Underwriters so as to eliminate fractional shares) determined by multiplying the aggregate number of Repurchase Shares to be purchased by the Company by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I to the Underwriting Agreement and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from all of the Selling Stockholders pursuant to the Underwriting Agreement.

(b)    The obligation of the Company to purchase and the obligations of the several Underwriters to sell the Repurchase Shares in the Repurchase shall be subject to:

(i)    the execution of the Underwriting Agreement by the Company and the Representatives, on behalf of the Underwriters, on the date of pricing of the Public Offering, and the closing of the Public Offering pursuant to the terms of the Underwriting Agreement no later than 15 business days from the date hereof;

(ii)    the aggregate number of Underwritten Shares purchased by the Underwriters from the Selling Stockholders pursuant to the terms of the Underwriting Agreement and received by the Underwriters at Closing being no less than the aggregate number of Repurchase Shares to be purchased by the Company hereunder; and

(iii)    The Special Committee shall have authorized and approved the Underwriting Agreement and the Public Offering on the date of pricing of the Public Offering.

(c)    The closing of the Repurchase (the “Closing”) shall take place simultaneously with or after the closing of the Public Offering at the offices of Goodwin Procter LLP (counsel for the Underwriters), The New York Times Building, 620 Eighth Avenue, New York, New York, or at such other time and place as may be agreed upon by the Company and the Representatives. Payment for the Repurchase Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Representatives, with any transfer taxes payable in connection with the sale of such Repurchase Shares duly paid by the Company. Payment for the Repurchase Shares shall be made against delivery to the Company of the Repurchase Shares through the facilities of The Depository Trust Company (“DTC”), or as may be agreed upon by the Company and the Representatives.

2.               Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to the several Underwriters that:

(a)               The Company is a corporation duly organized and existing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b)               This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(c)               The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) violate any provision of the certificate of incorporation or by-laws, or other organizational documents, as applicable, of the Company or its subsidiaries or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; except, in the case of clauses (i) and (iii), as would not impair in any material respect the consummation of the Company’s obligations hereunder or reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the date of this Agreement; and, other than any notice required to be submitted to the Nasdaq Stock Market after consummation of the Repurchase, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of its obligations under this Agreement, including the consummation by the Company of the transactions contemplated by this Agreement, except where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not impair in any material respect the consummation of the Company’s obligations hereunder or reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

3.               Termination. This Agreement shall automatically terminate and be of no further force and effect, in the event that (a) the commencement of the Public Offering has not been publicly announced within five business days after the date hereof or (b) the conditions in paragraph 1(b) of this Agreement have not been satisfied within 15 business days after the date hereof.

4.               Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

To the Company:

ePlus inc.
13595 Dulles Technology Drive
Herndon, Virginia 20171-3413
Attention: General Counsel

To the Representatives:

c/o Stifel, Nicolaus & Company, Incorporated
One Montgomery Street, Suite 3700
San Francisco, California 94104
Attention: General Counsel

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

5.               Miscellaneous.

(a)               Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b)               Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c)              Complete Agreement. This Agreement and any other agreements ancillary hereto embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d)               Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e)               Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties. Any purported assignment not permitted under this paragraph shall be null and void.

(f)               No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such permitted assigns.

(g)               Governing Law; Jurisdiction. The Agreement and all disputes arising out of or related to this Agreement (whether in contract, tort or otherwise) will be governed by and construed in accordance with the laws of the State of New York. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(h)               Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of the Agreement.

(i)               Remedies. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement shall cause the other parties irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(j)               Amendment and Waiver. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Representatives and the Company. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement, nor shall any waiver constitute a continuing waiver. Moreover, no failure by any party to insist upon strict performance of any of the provisions of this Agreement or to exercise any right or remedy arising out of a breach thereof shall constitute a waiver of any other provisions or any other breaches of this Agreement.

(k)               Further Assurances. Each of the Company and the Underwriters shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

 (l)               No Underwriting Commitment. Notwithstanding the foregoing, under no circumstances shall this Agreement be construed to be a commitment by the Underwriters to execute the Underwriting Agreement or underwrite the Underwritten Shares.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement as of the date first written above.

Very truly yours,

EPLUS INC.

By: /s/ Erica S. Stoecker
Name: Erica S. Stoecker
Title: General Counsel

Accepted as of the date hereof in San Francisco, California

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By: __/s/ Keith G. Lister___________________
Name: Keith G. Lister
Title:  Managing Director

WILLIAM BLAIR & COMPANY, L.L.C.

By:  __/s/ Brett Paschke___________________
Name: Brett Paschke
Title: Head of ECM

Acting individually and as Representatives of the several Underwriters